                                 EXHIBIT 10.52
                                 -------------


                           ASSET PURCHASE AGREEMENT



                               November 5, 1997
                                        --




                                 by and among



                          Arrow Interventional, Inc.,

                        Boston Scientific Corporation,

                                      and

                               IABP Corporation

                               TABLE OF CONTENTS
                               -----------------


1. PURCHASE AND SALE OF ACQUIRED ASSETS...................................   1

1.1.   ACQUIRED ASSETS....................................................   1
1.2.   EXCLUDED ASSETS....................................................   3

2. PURCHASE PRICE.........................................................   3

2.1.   PURCHASE PRICE.....................................................   3
2.2.   ALLOCATION OF PURCHASE PRICE.......................................   3

3. ASSUMPTION OF CERTAIN OBLIGATIONS......................................   4

3.1.   ASSUMED OBLIGATIONS................................................   4
3.2.   OBLIGATIONS NOT ASSUMED............................................   4

4. CLOSING................................................................   4

5. REPRESENTATIONS AND WARRANTIES OF THE SELLERS..........................   5

5.1.   ORGANIZATION OF SELLERS; AUTHORITY.................................   5
5.2.   APPROVALS OF SELLERS; BINDING EFFECT...............................   5
5.3.   NON-CONTRAVENTION..................................................   5
5.4.   GOVERNMENTAL CONSENTS; TRANSFERABILITY OF PERMITS..................   6
5.5.   LITIGATION.........................................................   6
5.6.   EQUIPMENT..........................................................   6
5.7.   INVENTORIES........................................................   6
5.8.   CONTRACTS..........................................................   6
5.9.   TRADEMARKS, PATENTS, ETC...........................................   7
5.10.  TITLE TO ACQUIRED ASSETS...........................................   7
5.11.  CUSTOMERS, DISTRIBUTORS AND SUPPLIERS..............................   7
5.12.  SALES OF FINISHED GOODS INVENTORY..................................   7
5.13.  BROKERS............................................................   8
5.14.  NO OTHER WARRANTIES................................................   8

6. REPRESENTATIONS AND WARRANTIES OF THE BUYER............................   8

6.1.   ORGANIZATION AND STANDING OF THE COMPANIES.........................   8
6.2.   APPROVAL OF THE BUYER; BINDING EFFECT..............................   8
6.3.   NON-CONTRAVENTION..................................................   8
6.4.   LITIGATION.........................................................   9
6.5.   BROKERS............................................................   9
6.6.   NO OTHER WARRANTIES................................................   9

7. CONDITIONS PRECEDENT TO THE COMPANIES' OBLIGATIONS.....................   9

7.1.   REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING.....................   9
7.2.   COMPLIANCE WITH AGREEMENT..........................................   9
7.3.   LICENSE AGREEMENT..................................................   9
7.4.   INTERIM SUPPLY AGREEMENT...........................................   9
7.5.   NO RESTRAlNING ORDER...............................................   9
7.6.   PROCEEDINGS AND DOCUMENTS SATISFACTORY.............................   9
7.7.   INSURANCE CERTIFICATION............................................  10


8.  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS..........................  10

8.1.   REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING.....................  10
8.2.   COMPLIANCE WITH AGREEMENT..........................................  10
8.3.   ASSUMPTION OF LIABILITIES..........................................  10
8.4.   LICENSE AGREEMENT..................................................  10
8.5.   INTERIM SUPPLY AGREEMENT...........................................  10
8.6.   NO RESTRAINING ORDER...............................................  10
8.7.   PROCEEDINGS AND DOCUMENTS SATISFACTORY.............................  10
8.8.   APPROVAL OF BSC AND IABP BOARDS AND IABP STOCKHOLDERS..............  11
8.9.   INSURANCE CERTIFICATION............................................  11

9.  POST-CLOSING COVENANTS................................................  11

9.1.   CONFIDENTIAL INFORMATION...........................................  11
9.2.   RISK OF LOSS.......................................................  12
9.3.   RELABELLING OF CARDIAC ASSIST PRODUCTS MANUFACTURED PRE-CLOSING....  12
9.4.   MAINTENANCE OF PRODUCT COMPLAINT FILES.............................  12
9.5.   MAINTENANCE OF INSURANCE...........................................  12
9.6.   REMOVAL OF ASSETS..................................................  12
9.7.   NO SOLICITATION....................................................  12
9.8.   EMPLOYEE MATTERS...................................................  12
9.9.   NON-COMPETITION....................................................  13
9.10.  DISTRIBUTION CONTRACTS.............................................  13

10. INDEMNIFICATION.......................................................  13

10.1.  INDEMNITY BY THE SELLERS...........................................  13
10.2.  INDEMNITY BY THE BUYER.............................................  14
10.3.  CLAIMS.............................................................  14

11. USE OF NAME...........................................................  15

12. GENERAL...............................................................  15

12.1.  SURVIVAL...........................................................  15
12.2.  EXPENSES...........................................................  15
12.3.  FURTHER ASSURANCES.................................................  16
12.4.  SATISFACTION OF CONDITIONS PRECEDENT...............................  16
12.5.  NO IMPLIED RIGHTS OR REMEDIES......................................  16
12.6.  PUBLIC STATEMENTS OR RELEASES......................................  16
12.7.  NOTICES............................................................  16
12.8.  ENTIRE AGREEMENT...................................................  17
12.9.  ASSIGNS............................................................  17
12.10. SECTIONS AND SECTION HEADINGS......................................  17
12.11. COUNTERPARTS.......................................................  17
12.12. GOVERNING LAW......................................................  18

SCHEDULES

SCHEDULE 1.1(a)  EQUIPMENT TRANSFERRED TO BUYER
SCHEDULE 1.1(b)  IABP INTANGIBLES TRANSFERRED TO BUYER
SCHEDULE 1.1(c)  INVENTORIES TRANSFERRED TO BUYER
SCHEDULE 1.1(d)  PREPAID AMOUNTS TRANSFERRED TO BUYER
SCHEDULE 1.1(f)  PERMITS TRANSFERRED TO BUYER
SCHEDULE 1.1(g)  BSC INTANGIBLES TRANSFERRED TO BUYER
SCHEDULE 1.1(h)  BSC PATENTS LICENSED TO BUYER
SCHEDULE 5.4 REPRESENTATIONS AND WARRANTIES OF SELLERS - GOVERNMENTAL CONSENTS; TRANSFERABILITY OF PERMITS
SCHEDULE 5.5     REPRESENTATIONS AND WARRANTIES OF SELLERS - LITIGATION
SCHEDULE 5.6     REPRESENTATIONS AND WARRANTIES OF SELLERS - EQUIPMENT
SCHEDULE 5.7     REPRESENTATIONS AND WARRANTIES OF SELLERS - INVENTORIES
SCHEDULE 5.8     REPRESENTATIONS AND WARRANTIES OF SELLERS - CONTRACTS
SCHEDULE 5.9     REPRESENTATIONS AND WARRANTIES OF SELLERS - TRADEMARKS,
                 PATENTS, ETC.
SCHEDULE 5.10    ENCUMBRANCES
SCHEDULE 5.11 REPRESENTATIONS AND WARRANTIES OF SELLERS - CUSTOMERS, DISTRIBUTORS & SUPPLIERS
SCHEDULE 6.5     REPRESENTATIONS AND WARRANTIES OF THE BUYER - LITIGATION
SCHEDULE 6.6     REPRESENTATIONS AND WARRANTIES OF THE BUYER - BROKERS
SCHEDULE 9.8     EMPLOYEES HIRED BY THE BUYER
SCHEDULE 9.10    DISTRIBUTION CONTRACTS TO BE TERMINATED BY BSC


EXHIBITS

EXHIBIT A        LICENSE AGREEMENT
EXHIBIT B        ASSUMPTION OF LIABILITIES AGREEMENT
EXHIBIT C        INTERIM SUPPLY AGREEMENT

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     THIS AGREEMENT, dated as of the 5th day of November, 1997, is by and among Arrow Interventional, Inc., a Delaware corporation (the "Buyer"), Boston Scientific Corporation, a Delaware corporation ("BSC"), and IABP Corporation, a Delaware corporation ("IABP") (BSC and IABP being hereinafter referred to collectively as the "Sellers", and each individually as a "Seller").


                                  WITNESSETH:
                                  -----------

     WHEREAS, BSC desires to sell and the Buyer desires to purchase certain assets currently owned by BSC constituting BSC's Cardiac Assist Division (the "Cardiac Assist Division"), and IABP desires to sell and the Buyer desires to purchase certain patents and trademarks currently licensed by IABP to BSC for use by the Cardiac Assist Division; and

     WHEREAS, the parties wish to enter into this Agreement to set forth their rights and obligations in relation to the sale of assets described herein.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Buyer and the Sellers agree as follows:

1.   PURCHASE AND SALE OF ACQUIRED ASSETS.
     -------------------------------------

     1.1.   Acquired Assets.  Subject to the terms and conditions set forth in
            ---------------
            this Agreement, the Sellers hereby sell, assign, convey and transfer to the Buyer, and the Buyer hereby purchases and, subject to the provisions of an Interim Supply Agreement dated of even date herewith, takes delivery of, all of the following assets (the "Acquired Assets"):

            (a) All machinery, equipment, furniture, tools, spare parts, supplies, materials and other personal property described on
                 Schedule 1.1 (a) hereto, together with all other items of personal property materially necessary to operate the Cardiac Assist Division as it is conducted on the date hereof, except such items listed on Schedule 5.6 hereto (collectively, the "Equipment");

            (b) All of IABP's right, title, and interest in and to (i) the patents and patent applications described on Schedule 1.1 (b) hereto, (ii) the trademarks and trademark applications set forth in Schedule 1.1 (b) hereto, and (iii) all continuations, substitutions, renewals, reissuances, and divisions of any of the foregoing patents, trademarks and patent and trademark applications (collectively, the "IABP Intangibles");

            (c) All of the Cardiac Assist Division's inventories of intraaortic balloon catheters and balloon pumps, including raw materials, work in process and finished goods, described on Schedule 1.1
                 (c) hereto, which includes all of the finished goods inventory of such Cardiac Assist Division products, wherever located, owned by BSC or any of its subsidiaries or affiliates as of the Closing Date (the "Inventories");

            (d) All of BSC's right, title, and interest in and to the deposits and prepaid expenses described on Schedule 1.1 (d) hereto (the "Prepaid Amounts");

            (e) All of BSC's transferable rights under the purchase orders, contracts and agreements for the purchase or sale of utilities, goods (including, without limitation, for the purchase or sale of catheters and catheter-related inventory), materials and services relating solely to the Cardiac Assist Division, and under all other contracts, commitments and agreements of the Cardiac Assist Division entered into in the ordinary course of business prior to the Closing, IN EACH CASE WHICH RELATE OR PERTAIN EXCLUSIVELY TO THE CARDIAC ASSIST DIVISION (the contracts and agreements referred to in this Section 1.1 (e) are referred to collectively as the "Other Contracts");

            (f) All of BSC's and its subsidiaries' and affiliates' transferable rights under the licenses and permits relating exclusively to BSC's operations constituting the Cardiac Assist Division, including, without limitation, those licenses, permits, import licenses and product registrations described on Schedule 1.1
                 (f) hereto (the "Permits");

            (g) All of BSC's right, title and interest in and to (i) the trademarks and trademark applications set forth in Schedule 1.1
                 (g) hereto, (ii) all continuations, substitutions, renewals, reissuances and divisions of any of the foregoing trademarks and trademark applications, and (iii) all other intangible assets of BSC, other than the patents and patent applications set forth in Schedule 1.1 (h) hereto, necessary to the operation of the Cardiac Assist Division as it is conducted as of the date hereof, IN EACH CASE WHICH RELATE OR PERTAIN EXCLUSIVELY TO THE CARDIAC ASSIST DIVISION (the "BSC Intangibles");

            (h) An exclusive worldwide license in the field of intraaortic balloon catheters in and to that patent application set forth in Schedule 1.1 (h) hereto, together with all continuation, divisional, substitution, continuation-in-part, or reissue patent applications with respect to such patent application, all unexpired patents issued on any such patent application, all extensions or renewals of any such patents and all foreign counterparts thereof, pursuant to the terms and conditions of a license agreement (the "License Agreement") in the form attached hereto as Exhibit A; and
                                    --------------

            (i) Copies of all of the Sellers' documentation which relates or pertains exclusively to the Cardiac Assist Division, including without limitation, all regulatory files pertaining exclusively to Cardiac Assist Division products.

     1.2.   Excluded Assets.  The Sellers shall not sell and the Buyer shall not
            ---------------
            purchase any tangible or intangible properties, assets or rights of either of the Sellers not specifically included in the Acquired Assets. Without limiting the foregoing, there shall not be sold or transferred hereunder any of the following assets of the Sellers, and the term "Acquired Assets" shall not include:

            (a) Except as provided in the Interim Supply Agreement (as defined below) or in Schedule 1.1 (a) hereto, any of the Sellers' interests in real estate owned or leased by them, or any buildings, plants and other structures and improvements thereon, any rights and privileges pertaining thereto or to any of such buildings, plants or other structures or improvements, or, to the extent constituting real property, any fixtures, machinery, installations, equipment and other property attached thereto or located thereon;

            (b)  Those items of machinery and equipment set forth on Schedule
                 5.6 hereof,

            (c) Except as provided in the License Agreement, all of BSC's right, title and interest in and to Nitinol technology and the supply of Nitinol tubing, including without limitation its rights to the patents and patent applications set forth in
                 Schedule 1.1 (h) hereof,

            (d) Any assets of BSC not exclusively related to the Cardiac Assist Division and any assets of IABP other than the IABP Intangibles;

            (e) Any cash on hand or in banks or marketable securities owned by the Sellers;

            (f) Any trade accounts receivable, notes receivable or miscellaneous receivables of the Sellers;

            (g) All of the Sellers' right, title and interest in and to their respective corporate names; and

            (h) All of BSC's right, title and interest in and to the names "Mansfield" and "Boston Scientific" and the Mansfield heart logo.

2.   PURCHASE PRICE.
     --------------

     2.1.   Purchase Price.  The Buyer shall pay to the Sellers, as the
            --------------
            aggregate cash purchase price for the Acquired Assets, an amount equal to Seven Million Three Hundred Thousand Dollars ($7,300,000.00) (the "Purchase Price"). The Purchase Price shall be payable by wire transfer of immediately available funds at Closing to the Sellers at The First National Bank of Boston, Account No. 54857896, ABA No. 011-000-390, Reference: Boston Scientific Corporation.

     2.2.   Allocation of Purchase Price.  Within sixty (60) days of the
            ----------------------------
            Closing, Seller shall allocate the Purchase Price (and all other capitalized costs) among the Acquired

            Assets. Such allocation shall be made in accordance with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be binding upon the Buyer and the Sellers for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). The Buyer and the Sellers each also agree to file IRS Form 8594 consistently with the foregoing and in accordance with Section 1060 of the Code.

3.   ASSUMPTION OF CERTAIN OBLIGATIONS.
     ---------------------------------

     3.1.   Assumed Obligations.  At the Closing, as further consideration for
            -------------------
            the sale and transfer of the Acquired Assets, the Buyer shall assume and agree to pay, perform, fulfill and discharge, (a) any and all of the Seller's outstanding warranty, repair and service obligations under the Other Contracts, (b) those obligations of the Sellers that accrue after the Closing and that relate to events that transpire subsequent to the Closing under the Other Contracts and the Distribution Contracts, and (c) any and all other liabilities and obligations relating to the Acquired Assets that arise after the Closing. For purposes of this Agreement, the term "Assumed Obligations" shall mean all of the obligations which the Buyer has agreed to assume, pay, perform, fulfill and discharge pursuant to this Section 3.1. In connection with this obligation, Buyer shall execute an assumption of liabilities agreement in the form attached hereto as Exhibit B (the "Assumption of Liabilities Agreement").

     3.2.   Obligations Not Assumed.  Anything in this Agreement to the contrary
            -----------------------
            notwithstanding, the Buyer shall not assume, and shall not be deemed to have assumed, any liability of the Sellers whatsoever other than as specifically set forth in Section 3.1 hereof, including without limitation liabilities relating to litigation now pending or hereafter instituted against the Sellers concerning matters arising prior to the Closing Date. Without limiting the foregoing, the Buyer shall not assume any liability for product liability claims with respect to finished products manufactured by BSC prior to the Closing Date or after the Closing Date pursuant to the terms of the Interim Services Agreement, except to the extent such claims relate to finished products ready for sale which were (i) shipped by Buyer or its agents or affiliates to customers on or after the Closing Date, to the extent that the sterile packaging of such products was broken by Buyer or its agents or affiliates at any time prior to delivery to such customers, (ii) altered by Buyer or its agents or affiliates in any way, including without limitation, repackaged (other than relabeled, except if such relabeling alters the product in any manner), following the Closing Date, or (iii) sold or promoted for use by Buyer or its agents or affiliates in violation of applicable labeling and use instructions, including without limitation, applicable expiration dates.

4.   CLOSING.
     -------

     The closing of the transactions contemplated hereunder (the "Closing") shall be held at 10:00 a.m. on the date hereof or at such other time as the parties may agree, not to be later than November 7, 1997. The date on which the Closing is actually held hereunder is referred to herein as the "Closing Date". The Buyer and Sellers agree that all Cardiac

     Assist Division sales and other transactions made on the Closing Date shall be deemed to be made for the benefit of the Buyer.

5.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS.
     ---------------------------------------------

     BSC and IABP jointly and severally represent and warrant to the Buyer as follows:

     5.1.   Organization of Sellers, Authority.  Each of the Sellers is a
            ----------------------------------
            corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Sellers have all requisite power and authority to own and hold the Acquired Assets, to carry on the business applicable to the Acquired Assets, and, as of the Closing Date, to execute and deliver this Agreement and carry out all actions required of them pursuant to the terms of this Agreement.

     5.2.   Approvals of Sellers; Binding Effect.  The Sellers have obtained all
            ------------------------------------
            necessary authorizations and approvals from their respective Boards of Directors and stockholders (if any) required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Sellers and constitutes the legal, valid and binding obligation of each Seller, enforceable against each such Seller in accordance with its terms, subject only to the effects of bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights and general principles of equity.

     5.3.   Non-Contravention.  Subject to such exceptions, the effect of which
            -----------------
            in the aggregate would not be materially adverse to the Acquired Assets or the business conducted with such Acquired Assets by the Sellers, taken as a whole (a "Materially Adverse Effect"), neither the execution and delivery of this Agreement by either Seller nor the consummation by each Seller of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any of the Acquired Assets pursuant to (a) the Certificate of Incorporation or By-Laws of either Seller, each as amended to date, (b) any agreement or commitment to which either Seller is a party or by which either Seller or any of its Acquired Assets is bound or to which either Seller or any of such properties is subject, or (c) any statute or any judgment, decree, order, regulation or rule of any court or governmental authority.

     5.4.   Governmental Consents; Transferability of Permits.  Except as set
            -------------------------------------------------
            forth on Schedule 5.4 hereto, and subject to such further exceptions which, in the aggregate, would not have a Materially Adverse Effect, no consent, approval or authorization of, or registration, qualification or filing with any governmental agency or authority is required for the execution and delivery of this Agreement by either Seller or for the consummation by either Seller of the transactions contemplated hereby. BSC's rights under all of its respective Permits, both governmental and private, related to the operation of the Acquired Assets are freely transferable to the Buyer, except as set forth in Schedule
            5.4 and except where the failure to transfer the same would not have a Materially Adverse Effect.

     5.5.   Litigation.  Except as set forth on Schedule 5.5 hereto, and subject
            ----------
            to such further exceptions which, in the aggregate, would not have a Materially Adverse Effect, no action, suit, proceeding or investigation is pending or, to the knowledge of any Seller, threatened, except by the Buyer or its affiliates, (a) relating to or affecting any of the Acquired Assets, (b) relating to or affecting the activities of any Seller carried on with any of the Acquired Assets, or (c) that questions the validity of this Agreement or challenges any of the transactions contemplated hereby.

     5.6.   Equipment.  Except as set forth on Schedule 5.6 hereto, and subject
            ---------
            to such further exceptions which, in the aggregate, would not have a Materially Adverse Effect, (a) Schedule 1.1 (a) hereto sets forth a complete and accurate list of all of the Equipment necessary to the operation of the Cardiac Assist Division as it is conducted as of the date hereof, other than items having a value individually of less than $5,000, and (b) all such Equipment is in good repair and working order and has been well maintained.

     5.7.   Inventories.  Except as set forth on Schedule 5.7 hereto, and
            -----------
            subject to such further exceptions which, in the aggregate, would not have a Materially Adverse Effect, the raw material and work in process Inventories to be transferred to the Buyer hereunder are of a quality and quantity consistent with the Cardiac Assist Division's normal requirements. BSC further warrants that the finished goods Inventories to be transferred to the Buyer hereunder shall be free from defects in materials and workmanship for a period of one (1) year following the Closing Date under normal use and service. During the first month of the Interim Supply Agreement, BSC's obligation under this warranty shall be limited to replacement of any finished goods which are determined to be defective. Thereafter, BSC's obligation under this warranty shall be limited to the replacement cost of any defective product.

     5.8.   Contracts.  Schedule 5.8 hereto sets forth a complete and accurate
            ---------
            list of all contracts ("Contracts") to which BSC or its subsidiaries (in respect of its Cardiac Assist Division) or IABP (in respect of the IABP Intangibles) is a party or by which either (in respect of its Cardiac Assist Division or the IABP Intangibles, as applicable) is bound or to which BSC (in respect of the Cardiac Assist Division), IABP (in respect of the IABP Intangibles) or the Acquired Assets are subject, except (a) any purchase order or other contract entered into in the ordinary course of business by either of the Sellers which does not in any case involve payment by or to either Seller of more than $25,000, (b) contracts listed in other Schedules hereto, and (c) contracts which do not relate or pertain exclusively to the Cardiac Assist Division and which are not being assumed by Buyer. As used in this Section 5.8, the word "Contract" means and includes every written agreement or understanding of any kind that is legally enforceable by or against either of the Sellers in respect of the matters referred to above, and specifically includes the Other Contracts and the Distribution Contracts. The Sellers have provided the Buyer access to true, correct and complete copies of all such Contracts, together with all modifications and supplements thereto. Each of the Contracts listed on Schedule 5.8 hereto is in full force and effect, and the Sellers have no reason to believe that any Contract is invalid or that any breach or default, or event or condition that with notice or the passage of time or both would constitute such a breach or default, exists with respect thereto.

     5.9.   Trademarks, Patents, Etc.  Except as set forth in Schedule 5.9
            ------------------------
            hereto, and subject to such further exceptions which, in the aggregate, would not have a Materially Adverse Effect, Schedule 1.1
            (g) hereto sets forth a complete and accurate list of all trademarks and trade names registered in the name of BSC or used or proposed to be used by BSC, IN EACH CASE RELATING SOLELY TO THE CARDIAC ASSIST DIVISION. Except as set forth in Schedule 5.9 hereto, and subject to such further exceptions which, in the aggregate, would not have a Materially Adverse Effect, Schedule 1.1 (i) hereto sets forth a complete and accurate list of all patents and patent applications registered in the name of BSC, IN EACH CASE WHICH RELATE TO THE CARDIAC ASSIST DIVISION. Except as set forth in Schedule 5.9 hereto, and subject to such further exceptions which, in the aggregate, would not have a Materially Adverse Effect, Schedule 1.1 (b) hereto sets forth a complete and accurate list of all patents, trademarks and patent and trademark applications registered in the name of IABP and licensed to BSC for use or proposed use only by its Cardiac Assist Division. To the best knowledge of BSC or IABP, as applicable, except as set forth in Schedule 5.9 hereto and except for claims threatened or asserted by the Buyer and its affiliates, no claims have been asserted, and Sellers have received no notice of claims pending, by any person regarding the use of any such patents, trademarks, trade names, technology, know-how or processes, or challenging or questioning the validity or effectiveness of any license or agreement.

     5.10.  Title to Acquired Assets.  Except as described in Schedule 5.10, the
            ------------------------
            Sellers own all right, title and interest in and to the Acquired Assets, free and clear of all liens, licenses, security interests, options, mortgages, or other encumbrances. Without limiting the foregoing, any license of technology or trademarks between BSC and IABP relating to the Cardiac Assist Division shall terminate as of the Closing Date.

     5.11.  Customers, Distributors and Suppliers.  Schedule 5.11 hereto sets
            -------------------------------------
            forth a complete and accurate list of those customers or distributors (whether pursuant to a commission, royalty or other arrangement) each of whom accounted for more than ten percent (10%) of the gross sales of the Cardiac Assist Division for the fiscal year ended December 31, 1996 (the "Customers and Distributors").
            Schedule 5.11 hereto also sets forth a complete and accurate list of the suppliers of the Cardiac Assist Division to whom, during the fiscal year ended December 31, 1996, the Cardiac Assist Division made payments aggregating $25,000 or more, showing with respect to each, the name, address and dollar volume involved (the "Suppliers").

     5.12.  Sales of Finished Goods Inventory.  BSC's sales of Cardiac Assist
            ---------------------------------
            Division finished goods to independent distributors during the period commencing

            September 1, 1997 through the Closing Date (but not including the Closing Date) did not exceed the average sales volume to such distributors during the comparable period ending August 31, 1997

     5.13.  Brokers.  The Sellers have not retained, used, or been represented
            -------
            by any broker or finder in connection with the transactions contemplated by this Agreement.

     5.14.  No Other Warranties.  Except as otherwise expressly set forth in
            -------------------
            this Agreement or in the certificates or other written statements furnished by or on behalf of the Sellers to the Buyer pursuant to this Agreement, (a) THE SELLERS HEREBY EXPRESSLY DISCLAIM ALL REPRESENTATIONS AND WARRANTIES EXPRESS OR IMPLIED WITH RESPECT TO ANY AND ALL OF THE ACQUIRED ASSETS OR THE ASSUMED OBLIGATIONS, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS OF ANY ACQUIRED ASSET FOR A PARTICULAR PURPOSE, AND (b) THE ACQUIRED ASSETS ARE BEING SOLD "AS IS" AND "WHERE IS".

6.   REPRESENTATIONS AND WARRANTIES OF THE BUYER.
     -------------------------------------------

     The Buyer represents and warrants to each of the Sellers as follows:

     6.1.   Organization and Standing of the Companies.  The Buyer is a
            ------------------------------------------
            corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own or lease and operate its properties and carry on its business as now conducted. The Buyer has delivered to the Sellers true, complete and correct copies of its Certificate of Incorporation and By-Laws. The Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out all actions required of it pursuant to the terms of this Agreement.

     6.2.   Approval of the Buyer, Binding Effect.  The Buyer has obtained all
            -------------------------------------
            necessary authorizations and approvals from its Board of Directors and stockholders required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject only to the effects of bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights and general principles of equity.

     6.3.   Non-Contravention.  Subject to such exceptions, the effect of which
            -----------------
            in the aggregate would not have a material adverse effect on the ability of the Buyer to purchase the Acquired Assets or consummate the transactions contemplated hereby, neither the execution and delivery of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any liens or other encumbrances upon any property of the Buyer pursuant to (a) the Certificate of Incorporation or

            By-Laws of the Buyer, each as amended to date, (b) any agreement or commitment to which the Buyer or any of its material properties is bound or to which the Buyer or any of its material properties is subject, or (c) any statute or any judgment, decree, order, regulation or rule of any court or governmental authority.

     6.4.   Litigation.  Except as set forth on Schedule 6.5 hereto, no action,
            ----------
            suit, proceeding or investigation is pending or, to the knowledge of the Buyer, threatened (a) against the Buyer or its subsidiaries, which could have a material adverse effect on the Buyer's ability to purchase the Acquired Assets or consummate the transactions contemplated by this Agreement, or (b) that questions the validity of this Agreement or that challenges any of the transactions contemplated hereby.

     6.5.   Brokers.  Except as set forth in Schedule 6.6 hereto, Buyer has not
            -------
            retained, used, or been represented by any broker or finder in connection with the by this Agreement.

     6.6.   No Other Warranties.  Except as otherwise expressly set forth in
            -------------------
            this Agreement or other written statements furnished by or on behalf of the Buyer to the Sellers pursuant to this Agreement, the Buyer makes no representations or warranties to the Sellers.

7.   CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS.
     -----------------------------------------------

            The obligation of the Buyer to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

     7.1.   Representations and Warranties True at Closing.  The representations
            ----------------------------------------------
            and warranties made by the Sellers in or pursuant to this Agreement shall be true and correct at and as of the Closing.

     7.2.   Compliance With Agreement.  Each of the Sellers shall have performed
            -------------------------
            and complied in all material respects with all of its obligations under this Agreement to be performed or complied with by it on or prior to the Closing.

     7.3.   License Agreement.  BSC shall have duly executed and delivered to
            -----------------
            the Buyer the License Agreement.

     7.4.   Interim Supply Agreement.  BSC shall have duly executed and
            ------------------------
            delivered to the Buyer the Interim Supply Agreement.

     7.5.   No Restraining Order.  No restraining order or injunction shall
            --------------------
            prevent the transactions contemplated by this Agreement.

     7.6.   Proceedings and Documents Satisfactory.  All proceedings in
            --------------------------------------
            connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Buyer or to be executed in connection with the transactions contemplated by this Agreement (including, without limitation, a bill of sale, an assignment of patents and an assignment of trademarks) shall be reasonably satisfactory in all respects to the Buyer and the Buyer's counsel; all Schedules and Exhibits required by this Agreement (whether prepared by Buyer or the Seller) shall have been prepared and/or completed to the entire satisfaction of the Buyer and the Buyer's counsel; and the Buyer shall have received the originals or certified or other copies of all such records and documents as the Buyer may reasonably request.

     7.7.   Insurance Certification.  BSC shall have delivered to the Buyer
            -----------------------
            certificates of insurance from reputable nationally recognized insurance carriers evidencing coverage for personal injury, property damage and products liability with limits of at least $2,000,000 per occurrence and $5,000,000 in the aggregate (with self-insured retention not to exceed $500,000 per occurrence and $1,000,000 in the aggregate) naming the Buyer as an additional insured and providing for notice to the Buyer of at least thirty (30) days prior to cancellation or modification.

8.   CONDITIONS PRECEDENT TO SELLERS'OBLIGATIONS.
     -------------------------------------------

            The obligation of the Sellers to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by each of the Sellers):

     8.1.   Representations and Warranties True at Closing.  The representations
            ----------------------------------------------
            and warranties made by the Buyer in or pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing.

     8.2.   Compliance with Agreement.  The Buyer shall have performed and
            -------------------------
            complied in all material respects with all of its obligations under this Agreement to be performed or complied with by it on or prior to the Closing.

     8.3.   Assumption of Liabilities.  The Buyer shall have duly executed and
            -------------------------
            delivered to the Sellers the Assumption of Liabilities Agreement.

     8.4.   License Agreement.  The Buyer shall have duly executed and delivered
            -----------------
            to BSC the License Agreement.

     8.5.   Interim Supply Agreement.  The Buyer shall have duly executed and
            ------------------------
            delivered to BSC the Interim Supply Agreement.

     8.6.   No Restraining Order.  No restraining order or injunction shall
            --------------------
            prevent the transactions contemplated by this Agreement.

     8.7.   Proceedings and Documents Satisfactory.  All proceedings in
            --------------------------------------
            connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Sellers or to be executed in connection with the transactions contemplated by this Agreement (including without limitation, a bill of sale, an assignment of patents and an assignment of trademarks) shall be reasonably satisfactory in all respects to the Sellers and the Sellers' counsel; all Schedules and Exhibits required by this Agreement (whether prepared by the Buyer or the Sellers) shall have been prepared and/or completed to the entire satisfaction of each Seller and the Sellers' counsel; and the Sellers shall have received the originals or certified or other copies of all such records and documents as the Sellers may reasonably request.

     8.8.   Approval of BSC and IABP Boards and IABP Stockholders.  BSC and IABP
            -----------------------------------------------------
            shall have received from their respective Boards of Directors, and IABP shall have also received from its Stockholders, written consents to the consummation of the transaction.

     8.9.   Insurance Certification.  The Buyer shall have delivered to the
            -----------------------
            Sellers certificates of insurance from reputable nationally recognized insurance carriers evidencing coverage for personal injury, property damage and products liability with limits of at least $2,000,000 per occurrence and $5,000,000 in the aggregate (with self insured retention not to exceed $500,000 per occurrence and $1,000,000 in the aggregate) naming the Sellers as additional insureds and providing for notice to the Sellers of at least thirty
            (30) days prior to cancellation or modification.

9.   POST-CLOSING COVENANTS.
     ----------------------

     9.1.   Confidential Information.  Any and all information disclosed by the
            ------------------------
            Buyer to either Seller or by either Seller to the Buyer as a result of the negotiations leading to the execution of this Agreement, or in furtherance thereof ("Confidential Information"), shall remain confidential to the Sellers and the Buyer and their respective employees and agents for five (5) years after the Closing Date; provided, that the foregoing confidentiality obligation shall not apply as to any information that (a) can be shown by documentary evidence to have been known to the recipient prior to its disclosure by the disclosing party, (b) becomes part of the public domain through no action (or failure to act) of the party subject to such obligation, (c) can be shown by documentary evidence to have been disclosed to the recipient by a third party who did not derive such information, directly or indirectly, from the disclosing party, or
            (d) was independently developed by the recipient without access to such information. Confidential Information disclosed to a party shall be used by such party only in connection with the transactions contemplated hereby or by the License or Interim Supply Agreements. Confidential Information intended to be protected hereby shall include, but not be limited to, financial information, customer lists, lists of sales representatives, intellectual property, know-how, trade secrets and anything else having an economic or pecuniary benefit to the Buyer or the Sellers, respectively.

     9.2.   Risk of Loss.  The entire risk of loss or damage to all of the
            ------------
            Acquired Assets shall belong to the Buyer from and after Sellers' receipt of the Purchase Price from the Buyer, including, without limitation, during any period of time in which such Acquired Assets remain on BSC's premises pursuant to the Interim Supply Agreement. BSC shall have no obligation to insure any of the Acquired Assets from and after such time. The Buyer agrees to indemnify and hold harmless BSC from and against any liability, cost or damage suffered or incurred by BSC as a result of the physical removal of the Acquired Assets, except to the extent such liability, cost or damage is caused by the negligence or willful misconduct of BSC or its agents, employees or representatives.

     9.3.   Relabelling of Cardiac Assist Products Manufactured Pre-Closing.
            ---------------------------------------------------------------
            Buyer agrees that it will not manufacture products labeled with the names "Mansfield" or "Boston Scientific". Buyer further agrees that it shall relabel all unsold Cardiac Assist Division Inventories and Inventories supplied to Buyer pursuant to the Interim Supply Agreement (which are labeled with the names "Mansfield" or "Boston Scientific") on or before the expiration of thirty (30) days following the Closing Date, or, in the case of Inventories supplied to Buyer pursuant to the Interim Supply Agreement, on or before selling such Inventories to customers or other third parties. Buyer agrees that it shall be responsible for assuring that such new labels comply with applicable FDA and other requirements.

     9.4.   Maintenance of Product Complaint Files.  From and after the Closing
            --------------------------------------
            Date, the Buyer agrees to inform BSC promptly in writing of all product complaints relating to Cardiac Assist Division products manufactured by BSC prior to the Closing or after the Closing pursuant to the Interim Supply Agreement.

     9.5.   Maintenance of Insurance.  BSC and the Buyer shall each maintain the
            ------------------------
            insurance coverage described in Sections 7.8 and 8.10 hereof, respectively, (or similar coverage reasonably satisfactory to the other) in full force and effect for five (5) years following the Closing Date.

     9.6.   Removal of Assets.  Subject to the terms of the Interim Supply
            -----------------
            Agreement, BSC shall allow Buyer access, during normal business hours and upon reasonable notice, to its facilities at 135 Forbes Boulevard in Mansfield, Massachusetts in order to remove the Acquired Assets; provided that all such assets must be removed from BSC's premises on or prior to May 1, 1998. BSC acknowledges that nothing in the lease agreement covering 135 Forbes Boulevard in Mansfield, Massachusetts bars or otherwise prohibits the removal of the Acquired Assets.

     9.7.   No Solicitation.  Except with respect to those BSC employees
            ---------------
            dedicated exclusively to the Cardiac Assist Division, the Buyer shall not, without the prior written consent of BSC, solicit or hire any BSC employees to work for the Buyer, or its affiliates, for one
            (1) year after the Closing Date, except that the Buyer may hire a BSC employee who responds to a bona fide general solicitation for employment not directed toward one or more BSC employees.

     9.8.   Employment Matters.  The Buyer has agreed to employ those employees
            ------------------
            of BSC's Cardiac Assist Division listed on Schedule 9.8 hereof, effective as of such time as the parties may mutually agree, subject to such employees agreeing to such employment. BSC shall be responsible for all compensation and other benefits (including, without limitation, any unpaid pension liabilities) earned by such employees prior to such date and the Buyer shall be responsible for such compensation and other benefits earned on and following such date. BSC shall be solely responsible for all compensation and other benefits (including, without limitation, any unpaid pension liabilities) earned, or to be earned, by, and (except as provided in the Interim Supply Agreements) all other liabilities relating to the employment of, all other employees of BSC's Cardiac Assist Division prior, and subsequent, to the Closing Date.

     9.9.   Non-Competition.  Except as otherwise provided in the Interim Supply
            ---------------
            Agreement, the Sellers agree, and shall cause their subsidiaries to agree, not to manufacture or sell intraaortic balloon catheters and pumps which are competitive with those manufactured or sold by BSC's Cardiac Assist Division as of the Closing Date ("Competitive Products") for a period of two (2) years following the Closing Date. Notwithstanding the foregoing, BSC may acquire businesses which, among other things, manufacture or sell Competitive Products ("Competitive Businesses") so long as less than forty percent (40%) of any such Competitive Business' revenues (measured as of the most recent fiscal year-end of the Competitive Business) are derived from sales of Competitive Products.

     9.10.  Distribution Contracts.  On or promptly after the Closing Date, BSC
            ----------------------
            shall send letters seeking the termination of each of the Distribution Contracts listed on Schedule 9.10. BSC shall send letters terminating such contracts, or where applicable giving notice of termination, as promptly as practicable and shall, upon Buyer's request, provide copies of all such letters to Buyer.

10.  INDEMNIFICATION.
     ---------------

     10.1.  Indemnity by the Sellers.  Each of the Sellers agrees, jointly and
            ------------------------
severally, to indemnify and hold the Buyer and its officers, directors, shareholders, employees, affiliates, agents, successors and assigns, harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation reasonable attorneys' fees and court costs, related to or arising directly or indirectly out of (a) any material inaccuracies or omissions in any representation or warranty made by any Seller in or pursuant to this Agreement or the agreements related hereto, (b) any material failure or breach by any Seller of any covenant, agreement, obligation, or undertaking made by such Seller in this Agreement or the agreements related hereto, or (c) in the case of BSC, any product liability claims made with respect to (i) products manufactured and sold by or for BSC prior to the Closing Date and (ii) finished products ready for sale and manufactured by BSC (prior to the Closing Date or pursuant to the terms of the Interim Supply Agreement) which are shipped to customers on or after the Closing Date; provided, however, that BSC shall have no obligation hereunder to indemnify the Buyer for any product liability claims with respect to finished products ready for sale and manufactured by BSC (prior to the Closing Date or pursuant to the terms of the Interim Supply Agreement) which are (A) shipped to customers by Buyer or its agents or representatives on or after the Closing Date, to the extent that the sterile packaging of any such products has been broken at any time prior to delivery to such customers, (B) altered by Buyer or its agents or representatives or damaged in any way, including without limitation, repackaged (other than relabeled, except if such relabeling alters the product in any manner), following the Closing Date, or (C) sold or promoted for use by Buyer or its agents or representatives in violation of applicable labeling and use instructions, including without limitation, applicable expiration dates. The collective liability of the Sellers under this Section 10.1(a) and (b) shall not exceed One Million Five Hundred

Thousand Dollars ($1,500,000) and with respect to Section 10.1 (c) shall be unlimited. Except as otherwise provided in Section 12.1, the Sellers' obligations under Section 10.1 (a) and (b) shall expire one (1) year following the Closing Date and under Section 10.1 (c) shall expire four (4) years following the Closing Date.

     10.2.  Indemnity by the Buyer.  The Buyer agrees to indemnify and hold each
            ----------------------
            of the Sellers and their officers, directors, shareholders, employees, affiliates, agents, successors and assigns, harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation reasonable attorneys' fees and court costs, related to or arising directly or indirectly out of (a) any material inaccuracies or omissions in any representation or warranty made by the Buyer in or pursuant to this Agreement or the agreements related hereto, (b) any material failure or breach by the Buyer of any covenant, agreement, obligation, or undertaking made by the Buyer in this Agreement or the agreements related hereto, or (c) any product liability claims made with respect to (i) products and components manufactured by the Buyer on or after the Closing Date, (ii) finished products ready for sale and manufactured by BSC (prior to the Closing Date or pursuant to the terms of the Interim Supply Agreement) which are shipped to customers on or after the Closing Date, to the extent that the sterile packaging of any such products has been broken at any time prior to delivery to such customers, (iii) finished products ready for sale and manufactured by BSC (prior to the Closing Date or pursuant to the terms of the Interim Supply Agreement) which are altered by Buyer or its agents or representatives or damaged in any way, including without limitation repackaged (other than relabeled, except if such relabeling alters the product in any manner), following the Closing Date, or (iv) products sold or promoted for use by Buyer or its agents or representatives in violation of applicable labeling and use instructions, including without limitation, applicable expiration dates. The collective liability of the Buyer under this Section 10.2 (a) and (b) shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) and with respect to Section 10.2(c) shall be unlimited. Except as otherwise provided in Section 12.1, the Buyer's obligations under Section 10.2 (a) and
            (b) shall expire one (1) year following the Closing Date and under
            Section 10.2 (c) shall expire four (4) years following the Closing Date.

     10.3.  Claims.  In the event that the Buyer or any Seller, as the case may
            ------
            be (an "Indemnified Party") desires to make a claim against a Seller or the Buyer, respectively (an "Indemnifying Party"), under this
            Section 10 in connection with any action, suit, proceeding or demand at any time instituted against or made upon an Indemnified Party for which such Indemnified Party may seek indemnification hereunder (a "Claim"), such Indemnified Party shall notify promptly the proper Indemnifying Parties of such Claim and of such Indemnified Party's claim of indemnification with respect thereto. Upon receipt of such notice from such Indemnified Party, the appropriate Indemnifying Party shall be entitled to defend against such Claim; provided that such Indemnifying Party shall not have the authority to negotiate, compromise and settle such Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Claim, the defense of which has been assumed by one or more Indemnifying Parties pursuant hereto, but such Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

11.  USE OF NAME.
     -----------

     Except as provided in this Section 11, neither the Buyer nor any of its nominees shall be permitted to use the business and corporate names of either Seller or variations thereof as corporate and business names, trade names or titles at any time. From and after the Closing Date, the Buyer and/or its nominee(s) may use the trade names of BSC, other than "Mansfield" and "Boston Scientific", only to the extent that such names relate solely to the Cardiac Assist Division of BSC, and BSC agrees that from and after the Closing Date BSC will discontinue its use of all such names, except as contemplated under the Interim Supply Agreement.

12.  GENERAL.
     --------

     12.1.  Survival. Unless otherwise expressly provided herein, the
            --------
            representations, warranties, covenants and agreements of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the Closing Date and the consummation of such transactions for a period of one (1) year; provided, that if, prior to the expiration of such one (1) year period, the Buyer or any Seller shall have given notice of an indemnifiable claim relating to such representations, warranties, covenants or agreements to any Seller or the Buyer, respectively, then the rights of the Buyer or that Seller to indemnification with respect to that liability shall continue until the liability has been finally determined and disposed of, and provided, further, that the foregoing one (1) year limitation shall not apply in instances of fraud. Notwithstanding the foregoing, the consummation of the Closing shall not terminate the rights and obligations of the parties hereunder which by their express terms are intended to survive for a longer period of time.

     12.2.  Expenses.  All expenses of the preparation, execution and
            --------
            consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

     12.3.  Further Assurances.  From time to time, at the request of the Buyer
            ------------------
            and without further consideration, the Sellers shall execute and deliver such further instruments of conveyance and transfer and take such other actions as the Buyer may reasonably require to more effectively convey and transfer any of the Acquired Assets to the Buyer. The Sellers and the Buyer shall also execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance of this Agreement and each shall take all such further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

     12.4.  Satisfaction of Conditions Precedent.  The Sellers and the Buyer
            ------------------------------------
            will each use their reasonable best efforts to cause the satisfaction of the conditions precedent contained in this Agreement; provided, however, that nothing contained in this Section
            12.4 shall obligate any party hereto to waive any right or condition under this Agreement.

     12.5.  No Implied Rights or Remedies.  Except as otherwise expressly
            -----------------------------
            provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Sellers and the Buyer, any rights or remedies under or by reason of this Agreement.

     12.6.  Public Statements or Releases.  The parties hereto each agree that
            -----------------------------
            no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the written consent of the other parties hereto. Nothing contained in this Section 12.6 shall prevent any party from making such public announcements as such party may reasonably consider necessary, in order to satisfy such party's legal obligations; provided that reasonable notice is given to the other parties prior to the making of any such public announcement.

     12.7.  Notices.  All notices, demands and other communications hereunder
            -------
            shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or sent by overnight courier (e.g., Federal Express), or facsimile (upon transmission and receipt of a standard electronic facsimile confirmation) to the following addresses, or to such other addresses as either party may specify by notice to the other party pursuant hereto:

            If to the Sellers, to:

                Boston Scientific Corporation
                One Boston Scientific Place
                Natick, MA 01760-1537
                Attention: President, with a copy to General Counsel Fax#: (508) 650-8960

            If to the Buyer, to:

                Arrow Interventional, Inc
                2400 Bernville Road
                P.O. Box 12888
                Reading, Pennsylvania 19612
                Attention:  John H. Broadbent, Jr.
                            Vice President, Finance
                Fax #: (610) 478-3177

            with a copy to:

                Robert H. Kauffman, Esq.
                Rhoda, Stoudt & Bradley
                501 Washington Street, P.O. Box 877
                Reading, PA 19603
                Fax #: (610) 374-6061

     12.8.  Entire Agreement.  This Agreement, together with all other
            ----------------
            agreements referred to herein, contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument signed by all of the parties hereto.

     12.9.  Assigns.  This Agreement shall be binding upon and inure to the
            -------
            benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto.

     12.10. Sections and Section Headings.  All enumerated subdivisions of this
            -----------------------------
            Agreement are herein referred to as "Sections" or "Subsections." The headings of Sections and Subsections are for reference only and shall not limit or control the meaning thereof.

     12.11. Counterparts.  This Agreement may be executed in multiple
            ------------
            counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.12. Governing Law.  The validity and construction of this Agreement
            -------------
            shall be governed by the internal laws (and not the choice-of-law rules) of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.

                                     BSC:
                                     ----

                            BOSTON SCIENTIFIC CORPORATION


                         By: /s/Peter M. Nicholas
                             --------------------------------
                                        Name:
                                        Title:


                                     IABP:
                                     -----

                            IABP CORPORATION


                         By: /s/Peter M. Nicholas
                             --------------------------------
                                        Name:
                                        Title:

                                    Buyer:
                                    ------

                            ARROW INTERVENTIONAL, INC.

                         By: /s/John H. Broadbent, Jr.
                             --------------------------------
                                        Name:   John H. Broadbent, Jr.
                                        Title:  VP - Finance

                                SCHEDULE 1.1(A)
                        EQUIPMENT TRANSFERRED TO BUYER



CARDIAC ASSIST FIXED ASSETS
---------------------------

ASSET #   DESCRIPTION
-------   -----------

20045     Balloon Dipping Machine modifactions
20056 (1) Refrigerator, (1) Storage cabinet, (4) Mandrel racks, (4) Crock pots, (6) Freon vessels
20059     Blood cuff mold.  At vendor.
20062     Packaging molds at Universal Plastics.  Packaging vendor.
20063     New production tools
20066     IABP fixtures at ThermoFab Plastics.
20244     Tooling - Packaging for 3800 series at Crystal Thermoplastics.
20286     IABP Misc. parts
20326     Dipping Machine and 10 Cavity Molds @ Transform Plastics
20375     Ice Cube Chiller
20411     Gelatin Mold Frame
20565     Gelatin Cooker
20566     RO Marker Tooling
20568     Reverse Osmosis Unit
20569     Nanopurel Unit
20805     Mold Modification
21156     IABC Dipping Machine Software
21159     IABC Kontron Adaptor Mold
21174     IABC Mold Frame
21361     Moldmasters
21369     Portable Air Conditioner
21370     Auto Elec Steam Boiler
21371     UV Curing System
21372     Adhesive Dispenser
21432     IABC Introducer Tray Tooling (in service at vendor Crystal Therm.)
21433     IABC Introducer Tray Cover Tooling (in service at vendor Crystal
          Therm.)
21546     Digital Dispenser
21547     Digital Dispenser
21548     UV Curing System
21549     UV Curing System
21550     Radio/Photo Meter
21551     Radio/Photo Meter
21552     UV Attach Station
21553     Temperature Controller
---       Bar Sealer
---       Label Making System
---            CPU
---            Printer
---            Monitor
---       Nitrogen Flushing System
---       Laminar Flow Hood

          Miscellaneous tools, spare parts, materials

R&D FIXED ASSETS
----------------

ASSET #   DESCRIPTION
-------   -----------

20285 R&D Workstations. (1) Plug in Adapter, (4) 60x30 Electric workstations, (8) 41 x20x5 Tier drawers, (8) cylinder locks.
20251     Recording System-Vetter
20563     Vectra 486/33N w/SVGA Monitor
20564     Laserjet 4 Printer
20567     Ductless Filtering Hood
20809 Z-445 Fast memory card, Zenith Z-416-C Coprocessor, 13" Color monitor. Viscometer- 1/4 RVTD Brookfield SN#AO9331, Spindle Set, Viscocel Spindle, 3" extension. Digital Storage Oscilloscope SN#87743, model 125MHZ, Waveform proc Firmwr, 8 pen digital plotter.
          Zenith 248 Computer System SN#73944, Toshiba 3.5" 1.44 Floppy Disk, Zenith
20819     Vectra 486/33N w/SVGA Monitor (Marketing)



20820     Misc.  Software
21057     Laserjet 4 Printer (Marketing)
21059     Vectra 486/33N w/SVGA Monitor
21060     Super VGA 17" Monitor
21061     Vectra 486/33M
21062     Misc.  Software
21063     AutoCad R12 for Windows
21066     Abrasion Tester
21067     Wheel Refacer
21068     Balance Scale

                                SCHEDULE 1.1(B)
                     IABP INTANGIBLES TRANSFERRED TO BUYER


PATENTS
-------
------------------------------------------------------------------------------------------
 TITLE OF INVENTION                   COUNTRY  PATENT     ISSUE DATE  STATUS    EXPIRES
 ------------------                   -------  ------     ----------  ------    -------
------------------------------------------------------------------------------------------

 Instrument for Direct                US       3,455,298  15-Jul-69   Expired
 Mechanical Cardiac Massage

 Mechanical Ventricular               US       3,587,567  28-Jun-71   Expired
 Assistance Assembly

 Portable Mechanical Ventricular      US       3,590,815  06-Jul-71   Expired
 Assist Device

 Mechanical Ventricular               US       3,613,672  19-Oct-71   Expired
 Assistance Cup

 Pulsatile By-Pass Blood Pump         US       3,656,873  18-Apr-72   Expired

 Portable Mechanical Ventricular      US       3,674,381  04-Jul-72   Expired
 Assistance Device

 Electronic Synchronizer-Monitor      US       4,016,871  12-Apr-77   Expired
 System For Controlling the Timing
 of Mechanical Assistance and
 Pacing of the Heart

 Adapter for Intra-Aortic Balloons    US       4,122,858  31-Oct-78   Expired
 and the like

 Electronic Synchronizer-Monitor      US       4,175,264  20-Nov-79   Expired
 System for Controlling the Timing
 of Mechanical Assistance and
 Pacing of the Heart

 Cannula for Intra-Aortic Balloon     US       4,287,892  08-Sep-81   Issued    3/3/2000
 Devices and the like

 Switching Apparatus for Closed       US       4,308,559  29-Dec-81   Issued    5/14/99
 Circuit Television Monitoring
 Systems

 Apparatus for Left Heart Assist      US       4,407,271  04-Oct-83   Issued    10/4/2000

------------------------------------------------------------------------------------------
                                                                                        1


------------------------------------------------------------------------------------------
 TITLE OF INVENTION                   COUNTRY  PATENT     ISSUE DATE  STATUS    EXPIRES
 ------------------                   -------  ------     ----------  ------    -------
------------------------------------------------------------------------------------------
 Percutaneous Balloon                 US       4,422,447  27-Dec-83   Issued    4/13/2001

 Percutaneous Balloon                 US       4,467,790  28-Aug-84   Issued    8/28/2001

 Introducer Assembly for Intra-       US       4,473,067  25-Sep-84   Abandoned
 Aortic Balloons and the Like

 IAB Having Apparatus for             US       4,515,587  07-May-85   Issued    2/14/2003
 Assuring Proper Balloon Inflation
 and Deflation

 Apparatus for Left Heart Assist      US       4,522,195  11-Jun-85   Issued    6/11/2002

 Percutaneous Intra-Aortic Balloon    US       4,522,127  12-Nov-85   Issued    4/l/2003
 Having an EKG Electrode and a
 Twisting Stylet for Coupling the
 EKG Electrode to Monitoring
 and/or Pacing Instrumentation
 External to the Body

 Method and Apparatus for             US       4,569,332  11-Feb-86   Issued    4/13/2003
 Treating a Heart Patient Through
 the Coordinating Efforts of
 Balloon Pumping and Dispensing
 Catheters

 Percutaneous Intra-Aortic Balloon    US       4,576,142  18-Mar-86   Issued    3/18/2003
 and Method for Using Same

 Percutaneous Intra-Aortic Balloon    US       4,644,936  24-Feb-87   Issued    2/24/2004
 and Method for Using Same

 Percutaneous Intra-Aortic Balloon    US       4,697,573  06-Oct-87   Issued    3/18/2003
 and Method for Using Same

 Prepackaged Intra-Aortic Balloon     US       4,901,707  20-Feb-90   Issued    2/20/2007
 Assembly with Holder, and
 Method of Using Same

 Percutaneous Intra-Aortic Balloon    CA         1291685  05-Nov-91   Issued    11/05/2008
 and Method for Using Same

------------------------------------------------------------------------------------------
                                                                                        2

TRADEMARKS

      Trademark         Goods
      ---------         -----
      SIDEWINDER/TM/    Intraaortic Balloon Catheter


      TELEWIRE/TM/      Intraaortic Balloon Pump Accessory. Reg. No. 1,242,683,
                        June 21, 1983.

                                SCHEDULE 1.1(C)
                       INVENTORIES TRANSFERRED TO BUYER


                                    As of September 1, 1997
                                    -----------------------
European Finished Goods                   $ 45,652
Domestic Finished Goods                   $196,068
Raw Material                              $698,691
Work in Process                           $110,773
                                          --------


TOTAL INVENTORY                         $1,051,184*


*Inventory amounts actually transferred to the Buyer may differ from the above amounts due to normal additions and deletions made in the ordinary course of business.

                                SCHEDULE 1.1(D)
                     PREPAID AMOUNTS TRANSFERRED TO BUYER



TRADE SHOWS  VENDOR                         AMOUNT         DATE TO AMORTIZE
-----------  ------                         ------         ----------------

AHA          American Heart Association     $8,900.00      Nov-97

                               SCHEDULE 1.1 (F)
                         PERMITS TRANSFERRED TO BUYER


Technology Transfer Agreement dated as of July 31, 1985 by and among Peter Schiff, Dr. Carl Almond, IABP Corporation and Boston Scientific Corporation.

Listing of 510(k)'s attached hereto.

All of BSC's and its subsidiaries' and affiliates' transferable rights under those import licenses and product registrations relating exclusively to the Cardiac Assist Division.

                       BOSTON SCIENTIFIC/ CARDIAC ASSIST
                            510 (k) CURRENT LISTING
                            As of October 21, 1997

------------------------------------------------------------------------------------------
  K                                                            SUBMISSION  CLEARANCE
NUMBER        DIVISION     PRODUCT NAME                            DATE      DATE
------------------------------------------------------------------------------------------
K971673           CA  40 cc SUMO (marketed as                     5/7/97    8/5/97
                      40 cc Grande (NT/TM/)
------------------------------------------------------------------------------------------
K972113           CA  30 cc and 40 cc SUB-9 NT                    6/5/97    9/2/97
                      30 cc and 40 cc SUB-9 SL
------------------------------------------------------------------------------------------
K963197           CA  Modified labeling of Cardiac Assist         8/13/96   11/4/96
                      Intra-Aortic Balloon Catheters, Volume
                      I & Volume 2

AMENDMENT 1           Additional Information Requested            10/18/96
------------------------------------------------------------------------------------------
K954431           CA  Modified 940 & 930 Intra-Aortic             9/19/95   1/11/96
                      Balloon Catheters, Volume I & 2
------------------------------------------------------------------------------------------
K952221               30cc Sensation/TM/, 40cc Sensation/TM/,     5/1/95    8/11/95
                      Model 930 & 940 on Bard H-8000

Final Labeling                                                    9/26/95   9/26/95
------------------------------------------------------------------------------------------
K943919           CA  40cc Sensation Intra-Aortic Balloon         8/l/94    3/23/95
                      Catheter
AMENDMENT                                                         12/23/94
ADDENDUM                                                          4/12/95
------------------------------------------------------------------------------------------
K940298           CA  Model 940 Intra-Aortic, Balloon Catheter    1/14/94   4/6/95

K940298/Al                                                        6/28/94
K940298/A2                                                        12/30/94

    A2-
ADDENDUM 1                                                        2/1/95
    A2-
ADDENDUM 2                                                        3/30/95
------------------------------------------------------------------------------------------
K936232           CA  Model 930 & 30 cc Sidewire DL Intra-        12/29/93  10/14/94
K936232/Al            Aortic Balloon Catheters                    1/24/94
                                                                  6/20/94
ADDENDUM                                                          4/12/95
------------------------------------------------------------------------------------------
K926000           CA  Modifieid Percutaneous Double-Lumen         11/27/92  8/30/93
                      Intra-aortic Balloon Catheter

K926000/Al                                                        6/16/93
------------------------------------------------------------------------------------------
K914285           CA  Series 3001 Intra-Aortic Balloon Pump       9/24/91   withdrawn
                      Addition of Patient Pressure Values,
                      Balloon Tirning Indicator, Messages &
                      Alarms
K914285/Al                                                        3/10/94
K914285/A2                                                        4/12/95
------------------------------------------------------------------------------------------
K904556           CA  Mansfield Cardiac Assist Model 940          10/5/90   12/18/91
K904556/Al            Percutaneous Double-Lumen Intra-            1/25/91
K904556/A2            Aortic Balloon catheter                     9/27/91
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
  K                                                        SUBMISSION  CLEARANCE
NUMBER        DIVISION     PRODUCT NAME                       DATE      DATE
------------------------------------------------------------------------------------------
K900291          CA   Model 3001 Intra-Aortic Balloon Pump        1/22/90   4/19/90
                      with Conventional Timing Mode
------------------------------------------------------------------------------------------
K896920          CA   Intra-aortic Balloon Catheter, 9.5.F 40cc   12/12/89  3/6/90
                      Double Lumen Sidewinder
------------------------------------------------------------------------------------------
K896597          CA   Intra-aortic Balloon Catheter 40cc          11/21/89  2/12/90
                      Double Lumen Arics-Sidewinder
------------------------------------------------------------------------------------------
K894942          CA   Sidewinder 40cc double Lumen Intra-         8/3/89    9/26/89
                      Aortic Balloon
------------------------------------------------------------------------------------------
K871893               Sidewinder Percutaneous IABC                5/8/87    withdrawn

------------------------------------------------------------------------------------------
K862245               Sidewinder Percutaneous IABC                6/9/86
------------------------------------------------------------------------------------------
K853306         SMEC  Modification of Percutaneous Intra-         6/17/95   withdrawn
                      Artic Balloon Catheter
------------------------------------------------------------------------------------------
K852769         SMEC  Intra-Aortic Ball on Datascope              6/27/85   withdrawn
------------------------------------------------------------------------------------------
K843526         SMEC  SMEC Balloon Sys.Pacemaker - A&V            9/7/84
------------------------------------------------------------------------------------------
K840367         SMEC  Pressure Trigger Modification SMEC          1/22/84   12/11/85
                      Intra-aortic Balloon Catheter System
------------------------------------------------------------------------------------------
K840037         SMEC  Modified SMEC Percutaneous                  1/5/84    2/l/85
                      Introducer
------------------------------------------------------------------------------------------
K832753         SMEC  Improved Percutaneous Intra-Aortic          8/17/84   10/15/84
                      Balloon
------------------------------------------------------------------------------------------
K831035         SMEC  SMEC Balloon Pacemaker                      3/28/83
------------------------------------------------------------------------------------------
K823739               Intra-Aortic Balloon System                 11/3/82   2/18/83
------------------------------------------------------------------------------------------
K823177               SMEC Balloon System                         10/20/82  12/15/82
------------------------------------------------------------------------------------------
K822488         SMEC  Modification of SMEC Balloon System
------------------------------------------------------------------------------------------
K813355         SMEC  Modification of the SMEC Percutaneous       11/3/81   7/21/82
                      Balloon
------------------------------------------------------------------------------------------
K803112         SMEC  SMEC Percutaneous Balloon
------------------------------------------------------------------------------------------
K790755         SMEC  SMEC Balloon Cannula                        4/17/79   5/14/80
------------------------------------------------------------------------------------------

                                SCHEDULE 1.1 (G)
                      BSC INTANGIBLES TRANSFERRED TO BUYER

Trademarks
----------

     Trademark          Goods
     ---------          -----

     SENSATION/TM/      intraaortic balloon catheter and accessories
     SENSATION 30/TM/   intraaortic balloon catheter
     94O/TM/            intraaortic balloon catheter
     93O/TM/            intraaortic balloon catheter
     SERIES 3001/TM/    intraaortic balloon pumps

     The following names were also filed in the U.S. as intent-to-use applications:

     Mark                    Goods                Serial No.      Filing Date
     ----                    -----                ----------      -----------
     NICATH/TM/   intraaortic balloon catheter    75/013,763        11-1-95
     SUB 9/TM/    intraaortic balloon catheter    75/013,674        11-1-95
     SUMO/TM/     intraaortic balloon catheter    75/013,686        11-1-95


Tradenames
----------

     Cardiac Assist

Cardiac Assist Heart Logo
-------------------------

                               SCHEDULE 1.1 (H)
                              LICENSED TECHNOLOGY

TITLE                   APPLICATION/PUBLICATION NUMBER
-----                   ------------------------------

Intra-Aortic Balloon Catheter US SN 08/816,200 which is a FWC of
                         US SN 08/556,533 filed Nov. 13, 1995

Intra-Aortic Balloon Catheter US SN 08/819,879 which is a Cont. of
                         US SN 08/556,533 filed Nov. 13, 1995

Intra-Aortic Balloon Catheter PCT WO 97/18005 which claims priority to
                         US SN 08/556,533 filed Nov. 13, 1995

                                 SCHEDULE 5.4
      REPRESENTATIONS AND WARRANTIES OF SELLERS - GOVERNMENTAL CONSENTS;
                          TRANSFERABILITY OF PERMITS


Permits Not Transferrable by Sellers
------------------------------------

     1. Seller's FDA Establishment Registration is not transferrable to Buyer. A separate FDA Establishment Registration will need to be filed by Buyer.

     2. Seller's FDA Owner/Operation number is not transferrable to Buyer. Buyer will need to obtain its own FDA Owner/Operator number in the event it does not already have one.

     3. Buyer will need to initiate a Device Listing with the FDA. Seller's Device Listing is not transferrable to Buyer.

     4. Buyer may need to obtain a BACT permit from the Massachusetts Department of Environmental Protection, depending upon the levels of its hazardous materials usage. Seller's BACT permit with the Massachusetts Department of Environmental Protection is not transferrable to Buyer.

     5. Buyer will need to obtain an LIC number from the Health Industry Bar Code Commission.

                                 SCHEDULE 5.5
            REPRESENTATIONS AND WARRANTIES OF SELLERS - LITIGATION


None.

                                 SCHEDULE 5.6
             REPRESENTATIONS AND WARRANTIES OF SELLERS - EQUIPMENT


Tubing Extruder
---------------

Compressed Air Gun
------------------

Information Services Systems and Equipment
------------------------------------------

                                 SCHEDULE 5.7
            REPRESENTATIONS AND WARRANTIES OF SELLERS - INVENTORIES


None.

                                 SCHEDULE 5.8
             REPRESENTATIONS AND WARRANTIES OF SELLERS - CONTRACTS


Technology Transfer Agreement dated as of July 31, 1985 by and between Peter Schiff, Dr. Carl Almond, IABP Corporation and Boston Scientific Corporation.

International Distributorship Agreement between Boston Scientific International B.V. and Heiwa Bussan Co., Ltd. dated as of July 1, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Ryan Medical Distributors dated as of [July 1, 1996], and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific Far East B.V. and Hsin Tung Medical Ltd. dated as of [July 1, 1996], and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific Medizintechnik GmbH and MEDOS Medizenische Produkte GmbH dated as of January 1, 1993.

International Distributorship Agreement between Boston Scientific International B.V. and Vickers Medical Italia dated as of January 1, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Charles de Giorgio Ltd. dated as of July 1, 1997, and as amended by that certain letter agreement dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Bin Naeem Hospital Supplies Co. dated as of July 1, 1997, and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Hemoportugal LDA8 dated as of July 1, [ 1996], and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Elektra Biomedikal Engineering Ltd. dated as of July 1, 1997, and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Gulf Medical Co. Ltd. dated as of July 1, 1997, and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and ADM for Medical Services dated as of [July 1, 1997], and as amended by that certain letter agreement between the parties dated June 24, 1997.

                                 SCHEDULE 5.9
     REPRESENTATIONS AND WARRANTIES OF SELLERS - TRADEMARKS, PATENTS, ETC.


Sellers are not transferring to Buyer the names "Boston Scientific" and "Mansfield" or the Mansfield heart logo.

                                 SCHEDULE 5.10
                                 ENCUMBRANCES


The patents and patent applications transferred to Buyer by IABP are subject to the provisions of that certain Technology Transfer Agreement dated as of July 31, 1985 by and among Peter Schiff, Dr. Carl Almond, IABP Corporation and Boston Scientific Corporation. The Sellers have no obligation to make payments to any one other than Peter Schiff under the agreement, and no rights were exercised by the Sellers under Section 3 of the agreement.

                                 SCHEDULE 5.11
                     CUSTOMERS, DISTRIBUTORS AND SUPPLIERS


CUSTOMERS AND DISTRIBUTORS WHO ACCOUNTED FOR MORE THAN TEN PERCENT OF THE GROSS SALES OF THE CARDIAC ASSIST DIVISION FOR THE YEAR ENDED DECEMBER 31, 1996.

Heiwa Bussan

SUPPLIERS TO WHOM THE CARDIAC ASSIST DIVISION PAID IN EXCESS of $25,000 DURING THE PERIOD FROM JANUARY 1, 1997 THROUGH OCTOBER 31, 1997.


        Name                              Address                             Amount Paid  Amount
        ----                              -------                             -----------  ------
Paid
----
                                                                               Fiscal Year 1996   YTD
-----------------------------------------------------------                    -------------------
1997
B. Braun Medical, Inc.        824 Twelfth Ave. Bethlehem, PA 18018             $  2,350  $      0

Poly Medica                   581 Conference Place Golden, CO 80401              69,900    23,353
Argon Medical Corporation     1445 Flatcreek Road Athens, TX 75751               30,290    22,800
Jordi Associates              4 Mill St. Bellingham, MA 02019                     8,400    27,550

Mansfield Machinery Co.       27 Rock Street Mansfield, MA 02048                 78,101    56,105

Lake Region Mfg. Co., Inc.    340 Lake Hazeltine Dr. Chaska, MN 55318-1029       66,324    74,497

Merit Medical                 2906 Route 9 Ballston Spa, NY 12020               106,640   119,131

Thermotech, Inc.              Palmer Road Monson, MA 01057-9500                  22,727    17,360

Crystal Thermoplastics        P.O. Box 7007 Cumberland Industrial Park           18,325    16,230

                              Cumberland, RI 02864

* The Cardiac Assist Division also paid $93,828 to BSC's supplier of Nitinol tubing during the year ended December 31, 1996, and $77,657 YTD 1997.

                                 SCHEDULE 6.5
           REPRESENTATIONS AND WARRANTIES OF THE BUYER - LITIGATION



None.

                                 SCHEDULE 6.6
             REPRESENTATIONS AND WARRANTIES OF THE BUYER - BROKERS


None.

                                 SCHEDULE 9.8
                        EMPLOYEES TO BE HIRED BY BUYER



Tom Richardson
David Benoit

                                 SCHEDULE 9.10
                DISTRIBUTION CONTRACTS TO BE TERMINATED BY BSC


International Distributorship Agreement between Boston Scientific International B.V. and Heiwa Bussan Co., Ltd. dated as of July 1, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Ryan Medical Distributors dated as of [July 1, 1996], and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific Far East B.V. and Hsin Tung Medical Ltd. dated as of July 1, 1996], and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific Medizintechnik GmbH and MEDOS Medizenische Produkte GmbH dated as of January 1, 1993.

International Distributorship Agreement between Boston Scientific International B.V. and Vickers Medical Italia dated as of January 1, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Charles de Giorgio Ltd. dated as of July 1, 1997, and as amended by that certain letter agreement dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Bin Naeem Hospital Supplies Co. dated as of July 1, 1997, and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Hemoportugal LDA8 dated as of July 1, [1996], and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Elektra Biomedikal Engineering Ltd. dated as of July 1, 1997, and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Gulf Medical Co. Ltd. dated as of July 1, 1997, and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and ADM for Medical Services dated as of [July 1, 1997], and as amended by that certain letter agreement between the parties dated June 24, 1997.

                                 SCHEDULE 9.8
                        EMPLOYEES TO BE HIRED BY BUYER



Tom Richardson
David Benoit

                                 SCHEDULE 9.10
                DISTRIBUTION CONTRACTS TO BE TERMINATED BY BSC


International Distributorship Agreement between Boston Scientific International B.V. and Heiwa Bussan Co., Ltd. dated as of July 1, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Ryan Medical Distributors dated as of [July 1, 1996], and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific Far East B.V. and Hsin Tung Medical Ltd. dated as of [July 1, 1996], and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific Medizintechnik GmbH and MEDOS Medizenische Produkte GmbH dated as of January 1, 1993.

International Distributorship Agreement between Boston Scientific International B.V. and Vickers Medical Italia dated as of January 1, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Charles de Giorgio Ltd. dated as of July 1, 1997, and as amended by that certain letter agreement dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Bin Naeem Hospital Supplies Co. dated as of July 1, 1997, and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Hemoportugal LDA8 dated as of July 1, [1996], and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Elektra Biomedikal Engineering Ltd. dated as of July 1, 1997, and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and Gulf Medical Co. Ltd. dated as of July 1, 1997, and as amended by that certain letter agreement between the parties dated June 24, 1997.

International Distributorship Agreement between Boston Scientific International B.V. and ADM for Medical Services dated as of [July 1, 1997], and as amended by that certain letter agreement between the parties dated June 24, 1997.

                      ASSUMPTION OF LIABILITIES AGREEMENT
                      -----------------------------------


KNOW ALL MEN BY THESE PRESENTS:

     That pursuant to the terms of the Asset Purchase Agreement, dated as of November 5, 1997 (the "Asset Purchase Agreement"), by and among Arrow
         -
Interventional, Inc., a Massachusetts corporation (the "Buyer"), Boston Scientific Corporation, a Delaware corporation ("BSC"), and IABP Corporation, a Delaware corporation ("IABP") (BSC and IABP being hereinafter referred to collectively as the "Sellers") and for good and valuable consideration as recited in the Asset Purchase Agreement, the receipt and adequacy of which are hereby acknowledged, the Buyer does hereby assume and agree to assume, pay, perform, fulfill and discharge all of the Assumed Obligations (as defined in Section 3.1 of the Asset Purchase Agreement). Anything in the Asset Purchase Agreement or this Assumption of Liabilities Agreement to the contrary notwithstanding, the Buyer is not assuming, and shall not be deemed to have assumed, any liabilities of the Sellers, other than those set forth in Section
3.1 of the Asset Purchase Agreement.

     This Assumption of Liabilities Agreement shall be subject to the terms and conditions set forth in the Asset Purchase Agreement and nothing in this Assumption of Liabilities Agreement shall be construed to limit, terminate or expand the representations, warranties and covenants set forth in the Asset Purchase Agreement.

     IN WITNESS WHEREOF, the Buyer has caused this Assumption of Liabilities Agreement to be duly executed by its officer this 5th day of November, 1997.
                                                  ---


                                          ARROW INTERVENTIONAL, INC.


                                          By:  John H. Broadbent, Jr.
                                             ---------------------------
                                             Name:  John H. Broadbent, Jr.
                                             Title: VP - Finance

                               LICENSE AGREEMENT


     THIS LICENSE AGREEMENT (the "Agreement"), effective as of November 5, 1997,
                                                               -----------
is entered into by and between ARROW INTERVENTIONAL, INC., a Delaware corporation, having its principal place of business at 9 Plymouth Street,
                                                       ------------------
Everett, MA 02149  ("Licensee") and BOSTON SCIENTIFIC CORPORATION, a Delaware
-------------------
corporation, having its principal place of business at One Boston Scientific Place, Natick, MA 01760-1537 ("Licensor").

     WHEREAS, Licensee, Licensor and IABP Corporation entered into an Asset Purchase Agreement, dated as of November 5, 1997 (the "Asset Purchase
                                ----------------
Agreement"); and

     WHEREAS, as set out in the Asset Purchase Agreement, Licensee desires to obtain from Licensor, and Licensor desires to grant to Licensee an exclusive, worldwide, royalty-free license to make, use and sell the invention(s) disclosed in the patent application set out in Schedule A solely for use in the field of
                                     ----------
intraaortic balloon catheters.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties mutually covenant and agree as follows:

     1.       DEFINITIONS.
              -----------

     (a) "Affiliate" means any corporation or other business entity which, directly or indirectly, controls or is controlled by, or is under common control with a person or entity.

     (b)      "License Field" means the field of intraaortic balloon catheters.

     (c) "License Rights" mean all rights to Patent Rights for use in the License Field.

     (d) "Patent Rights" mean all rights in the patent applications set forth on Schedule A attached hereto, together with all continuation, divisional, substitution, continuation-in-part, or reissue patent applications with respect to any such patent applications, all unexpired patents issued on any such patent applications, all extensions or renewals of any such patents, and all foreign counterparts thereof.

     (e) "Products" mean Nicath catheters and other intraaortic balloon catheters that fall within the License Rights.

     2.       GRANT OF RIGHTS.
              ---------------

     (a) Licensor grants to Licensee the sole and exclusive right, license, and privilege to use (and to grant sublicenses to others to use) the License Rights in the License Field including the right to make and manufacture, have made and manufactured, use, sell, distribute and otherwise dispose of the Products anywhere in the world. Licensor expressly retains the right to make, have made, use, sell and license others to make, have made, use, sell and sublicense the Patent Rights outside of the License Field.

     (b) Licensee shall market and advertise the Products under Licensee's name, trademarks, trade names, labels and other designations which shall remain and be the sole property of Licensee.

     3.       ROYALTIES.
              ---------

     Licensee shall not pay any further royalties or other fees to Licensor with respect to the rights granted pursuant to this Agreement, except as set out in the Asset Purchase Agreement. Licensor expressly acknowledges the receipt and sufficiency of the consideration received from Licensee under the Asset Purchase Agreement, that no further consideration is required hereunder, and that the rights granted under Section 2 are irrevocable.

     4.       CONFIDENTIAL INFORMATION.
              ------------------------

     It is contemplated that Licensor and Licensee may, from time to time in the performance of this Agreement, disclose to each other certain confidential information including technical information, and other know how, techniques and processes, and trade secrets. To the extent it is deemed confidential, all such information, know-how, techniques, processes and trade secrets shall remain proprietary to Licensor and Licensee, as the case may be. Licensor and Licensee mutually agree to keep such information in confidence to the same degree and with the same protection by which they maintain their own proprietary information confidential for five (5) years following the date hereof. Licensee, subject to the above confidentiality requirements, and to the extent such information relates directly to the License Field, may use such information royalty-free during the term of this Agreement for any purpose in the furtherance of the intent of this Agreement. For purposes of this Agreement, information shall not be deemed confidential if (i) the receiving party can show by its written records that, at the time of disclosure or thereafter, the information is available in the public domain by publication or otherwise through no breach of the receiving party; (ii) the receiving party can show, by its written records, that the information was already in its possession at the time of disclosure by the other party; (iii) the receiving party can show by its written records that such information was independently developed without access to such information; or (iv) the receiving party can show by its written records that it acquired the information from a third party who had the legal right to disclose it.

The termination of this Agreement shall not relieve Licensor or Licensee from the obligation of maintaining the confidentiality of such information.

     5.       REPRESENTATIONS AND WARRANTIES OF LICENSOR.
              ------------------------------------------

     EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO: (1) THE SCOPE OR VALIDITY OF THE PATENT RIGHTS; (2) WHETHER THE PATENT RIGHTS MAY BE EXPLOITED BY LICENSEE WITHOUT INFRINGING THE RIGHTS (INCLUDING PATENT RIGHTS) OF OTHERS; OR (3) THE RESULTS TO BE OBTAINED BY USE OF THE PATENT RIGHTS OR THE PRODUCTS. THE RIGHTS GRANTED PURSUANT TO THIS AGREEMENT ARE GRANTED "AS IS" IN EVERY RESPECT.

     6.       INDEMNIFICATION.
              ---------------

     Subject to the indemnification limitations set forth in the Asset Purchase Agreement, Licensee will indemnify and hold Licensor, its Affiliates, parent companies, subsidiaries, divisions, officers, directors, shareholders, employees, agents, successors and assigns harmless against all liabilities, demands, claims, damages, expenses or losses (including reasonable attorneys' fees and costs) arising out of any use, sale or other disposition by Licensee, vendees or other transferees of Products manufactured or sold by or for Licensee following the Closing Date (as defined in the Asset Purchase Agreement) incorporating or made by use of any License Rights, including without limitation third party infringement claims.

     7.       PATENT APPLICATIONS AND FOREIGN FILING.
              --------------------------------------

     (a) Licensor may, in its sole and absolute discretion, file, prosecute, and maintain in force any and all patents and applications for patents falling within the Patent Rights. All patent applications shall be filed, prosecuted and maintained in the name of Licensor or such other applicant designated by Licensor. In the event that Licensor elects to abandon the prosecution or maintenance or filing (in Europe, Japan and Canada) of the patents or patent applications falling within the Patent Rights, Licensor shall promptly notify Licensee. Licensee may, but shall not be obligated to, file, prosecute or maintain such patents or patent applications in Licensor's name and at Licensee's sole expense; provided that Licensee must provide Licensor thirty
                            --------
(30) days prior written notice of its intent to file, prosecute or maintain any of such patents or patent applications and that Licensor shall have the right to file, prosecute or maintain such patents or patent applications in the event that Licensor notifies Licensee of its intent to do so within such thirty (30) day period. Licensor shall have the right to review all patent filings proposed to be made by Licensee in connection with the Patent Rights at least ten (10) days in advance of their filing with the applicable patent office, and Licensee agrees to consider in good faith all comments made thereto by Licensor.

     (b) In the event that Licensor elects not to renew any of the patents falling within the Patent Rights, Licensor shall promptly notify Licensee and Licensee may, but shall not be obligated to, renew such patents in Licensor's name and at Licensee's sole expense.

     (c) Licensor shall provide Licensee the opportunity to review, on a confidential basis, the patent prosecution history through the date hereof of those patent applications set forth in Schedule A.

     8.       THIRD PARTY INFRINGEMENT.
              ------------------------

     (a) If either party shall become aware of any infringement or threatened infringement of any Patent Rights, the party having such knowledge shall promptly give notice to the other of such infringement or threatened infringement.

     (b) In the event of any such infringement or threatened infringement, Licensor may in the first instance, but shall not be obligated to, institute and prosecute, at its own expense, any action in its name necessary to protect the rights of Licensor and Licensee under this Agreement. In any such action, any monetary settlement shall accrue solely to the benefit of Licensor. In any such action, Licensee shall reasonably cooperate with Licensor and, at its own expense, be entitled to noncontrolling participation through counsel of its own selection.

     (c) In the event that Licensor elects not to institute and prosecute any such action, or fails to institute action within three (3) months of receipt of notice of infringement from Licensee, Licensee may, but shall not be obligated to, prosecute any action, at its own expense, for Licensee's benefit. In any such action, any monetary settlement shall accrue solely to the benefit of Licensee. In such action, Licensor shall reasonably cooperate with Licensee and, at its own expense, be entitled to non-controlling participation through counsel of its own selection.

     9.       THIRD PARTY RIGHTS.
              -------------------

     (a) If either party shall become aware of any action or suit, or threat of action or suit, by a third party alleging that the manufacture, use or sale of any Product infringes a patent, or violates any other proprietary rights of such third party, the party aware shall promptly notify the other party of the same.

     (b) In such event, Licensee may in the first instance, but shall not be obligated to, defend, at its own expense, any action in its name necessary to protect the rights of Licensee under this Agreement. In any such action, Licensor shall reasonably cooperate with Licensee and, at its own expense, be entitled to noncontrolling participation through counsel of its own selection.

     (c) In the event that Licensee elects not to defend any such action, Licensor may, but shall not be obligated to, defend any action, at its own expense, for Licensor's benefit. In any such action, Licensee shall reasonably cooperate with Licensor and, at its own expense, be entitled to non-controlling participation through counsel of its own selection.

     10.      TERM AND TERMINATION.
              --------------------

     (a) This Agreement shall remain in full force and effect until the last to expire of the Patent Rights or the abandonment of the patent application(s) set out in Schedule A. This Agreement may also be terminated by
                          ----------
the parties by their mutual consent.

     (b) In addition to any other right of termination, either party may terminate this entire Agreement (i) for breach by the other party, upon sixty
(60) days' prior written notice to the breaching party of such breach, provided the breach is not cured within such sixty (60) day period or the breaching party has not taken reasonable steps during such sixty (60) day period to cure the breach as promptly as possible; or (ii) upon five (5) days prior written notice, if the other party becomes insolvent or a receiver is appointed for its business or properties, or if a petition is filed by or against such party under any provisions of any bankruptcy, insolvency or similar laws (and such petition remains undismissed for thirty (30) days, in the case of a petition filed involuntarily against a party).

     11.      ASSIGNMENT.
              ----------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement may be freely assigned by Licensor without the consent of, but upon notice to Licensee of, such assignment; provided that such assignee agree in writing to be bound by the terms hereof and deliver proof of same to license. This Agreement shall not be assigned by Licensee without the prior written consent of Licensor, except to a parent corporation, affiliate or subsidiary of Licensee or to a successor to substantially all of the business of Licensee in the License Field.

     12.      MISCELLANEOUS.
              -------------

     (a) This Agreement shall be deemed to have been made in and shall be construed under the laws of The Commonwealth of Massachusetts, without regard to its principles on conflicts of law.

     (b) This Agreement shall not be construed as creating the relationship of master and servant, principal and agent, or a co-partnership or joint venture between the parties.

     (c) This instrument contains the entire Agreement between the parties respecting the subject matter covered and supersedes any prior understanding concerning such subject matter, except to the extent that any term or condition hereof conflicts with a term or condition of the Asset Purchase Agreement, in which case the Asset Purchase Agreement shall control.

     (d) Any notice required to be given hereunder shall be given by registered mail, return receipt requested, postage prepaid, by facsimile or by overnight delivery through a nationally recognized courier, and if intended for Licensor shall be addressed to Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts, 01760, Attn: General Counsel, fax no.
(508) 650-8960; or if intended for Licensee, addressed to Arrow Interventional, Inc., 2400 Bernville Road, P.O. Box 12888, Reading, Pennsylvania 19612, fax no.(610) 478-3177 with a copy to Robert Kauffman, Esq., Rhoda, Stoudt & Bradley, 501 Washington Street, 6th Floor, P.O. Box 877, Reading, Pennsylvania, 19603, fax no. 610-374-6061 or at such other address as the parties hereto shall designate by notice given as herein provided. The notice given, as aforesaid, shall be deemed to be received by the party to whom it is addressed within the time that would ordinarily be required for the receipt of registered or overnight mail.

     (e) No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, its agents or employees, except by an instrument in writing, signed by an authorized officer of such party. No waiver by either party of any breach of this Agreement by the other party shall be effective as to any other beach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

     (f) All of the provisions in this Agreement will be considered as separate terms and conditions, and in the event that any one is held to be illegal, invalid or unenforceable, that provision shall be interpreted to the maximum extent enforceable and the other provisions hereof shall remain in full force and effect.

     (g) This Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute one and the same Agreement.

     (h) Captions and headings of the sections of this Agreement are for reference purposes only and do not constitute terms or conditions of the Agreement, and shall not limit or affect the terms and conditions hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                        ARROW INTERVENTIONAL, INC.

                                        By:     John H. Broadbent, Jr.
                                           -----------------------------

                                        Name:   John H. Broadbent, Jr.
                                             ---------------------------

                                        Title:   VP - Finance
                                              --------------------------

                                        BOSTON SCIENTIFIC CORPORATION

                                        By:  Peter M. Nicholas
                                           -----------------------------

                                        Name:
                                             ---------------------------

                                        Title:
                                              --------------------------

                                  SCHEDULE A
                                  ----------
                              Patent Applications
                              -------------------


Title                           Application/Publication Number
-----                           ------------------------------

Intra-Aortic Balloon Catheter   US SN 08/816,200 which is a FWC of
                                US SN 08/556,533 filed Nov. 13, 1995

Intra-Aortic Balloon Catheter   US SN 08/819,879 which is a Cont. of
                                US SN 08/556,533 filed Nov. 13, 1995

Intra-Aortic Balloon Catheter   PCT WO 97/18005 which claims priority to
                                US SN 08/556,533 filed Nov. 13, 1995